Form C

Cover Page

Name of issuer:

Coppertino Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/29/2009

Physical address of issuer:

300 Delaware Ave ste 210-A
Wilmington DE 19801

Website of issuer:

https://vox.rocks

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

4/19/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

13

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$3,006.00	$98,483.00
Cash & Cash Equivalents:	$3,006.00	$26,931.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$966,236.00
Long-term Debt:	$870,040.00	$29,940.00
Revenues/Sales:	$223,042.83	$229,975.00
Cost of Goods Sold:	$194,217.00	$175,080.00
Taxes Paid:	$0.00	$0.00
Net Income:	($48,924.96)	($230,245.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Coppertino Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Andrey Kolodyuk	Founder and Managing partner	AVentures Capital Investments Limited	2013
Ivan Ablamskyi	CEO	Coppertino Inc	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ivan Ablamskyi	Founder	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Vega Trading- owned by Ivan Ablamskyi	1210.0 Common stock	75.6

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

There is a risk that the Company may fail to increase the number of paid customers as there are indirect competitors such as Apple Music and Spotify. This risk is dependent of the ability to acquire user by educating him of what is hi-res audio and why VOX is a unique service.

We are using a SAFE agreement for this offering. The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Company's assumption is that money raised would mostly be invested in marketing to increase volume of users and, as a result, sales. There is a risk that marketing wouldn't be as much effective as we assume.

One of VOX's features is the ability to upload any audio file to their personal cloud storage - there potentially may be a risk of having issues with Music Labels. Legally there is no violation of Intellectual Property rights from the Company's side, however, uploaded music will be streamed and this could cause issues regarding legal rights on music compositions.

There is a risk that Apple may revoke VOX app from the Apple Store because of music streaming issues.

The company is reliant on a small management team, which we must retain to ensure continued growth and productivity.

We have numerous Convertible Notes which we are planning to convert during this Offering. This could affect an investor's investment in this campaign.

Previously we had two separate products - VOX player and LOOP cloud storage. Now we are on the way to launch new product VOX Premium (combination of two previous products in one). There is a risk that there will be huge % of current customers who will be unsatisfied with this innovation.

We rely on various intellectual property rights in order to operate our business.
Our intellectual property rights, including registered trademarks, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons. Any failure by the Company to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with vendors, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our intellectual property rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 65% will go towards online marketing to expand our user base.

30% will go towards improving our social network pages to create community of hi-res music lovers.

5% Wefunder intermediary fee.

If we raise: **$107,000**

Use of Proceeds: 40% will go to towards online marketing to expand our user base

15% will go towards improving our social network pages to create community of hi-res music lovers.

40% will go towards the patent on our unique audio engine and the idea of VOX music player.

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 they will receive a valuation cap of $5 million

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are MajorInvestors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (A) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (B) as contemplated in the definition of Valuation Cap

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	3100	1520	Yes
Series Seed Preferred Stock	1473	400	No
Series Seed 2 Preferred	2139	2139	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	80

Describe any other rights:

Options convert to common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2016	Regulation D, Rule 506(c)	Convertible Note	$15,000	General operations
12/2016	Regulation D, Rule 506(c)	Convertible Note	$15,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Lossless files are to audio what 4K resolution is to video: crisp, high-quality recordings that make you feel like you're there in real life. Spotify and iTunes can't play these high-quality files, which forces users to listen to low-quality MP3s. As music lovers ourselves, the Coppertino team launched VOX Player to fill that void.

Last year, people spent $7.8 billion on digital music streams and downloads, most of which were compressed, low-quality MP3s. In an informal survey, we found that 75% of people could notice how much better a song sounds in a lossless format compared to an MP3. VOX will be the go-to platform to listen and store high-quality audio.

Milestones

Coppertino Inc was incorporated in the State of Delaware in April 2009.

Since then, we have:

- $27,000 in average monthly revenue.

- 1.2M downloads of VOX for Mac.

- 600K downloads of VOX for iPhone.

- Founder Ivan Ablamskyi named to Forbes 30 under 30 Ukraine.

- Nearly 3,000 VOX Premium subscribers.

- 174k monthly Mac app users; 60k monthly iOS app users.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $223,042.83 compared to the year ended December 31, 2016, when the Company had revenues of $229,975. Our gross margin was 12.92% in fiscal year 2017, compared to 23.87% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $3,006, including $3,006 in cash. As of December 31, 2016, the Company had $98,483 in total assets, including $26,931 in cash.

- *Net Loss.* The Company has had net losses of $48,924.96 and net losses of $230,245 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $870,040 for the fiscal year ended December 31, 2017 and $996,176 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $200,000 in equity and $845,100 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Coppertino Inc cash in hand is $5,000, as of August 2018. Over the last three months, revenues have averaged $23,000/month, cost of goods sold has averaged $11,000/month, and operational expenses have averaged $20,000/month, for an average burn rate of $8,000 per month.

We have modified our products during the period of 2017 - early 2018 which allowed us to increase monthly revenue and reach break-even.

We are planning to keep our expenses on the same level we currently have. Revenue is expected to grow steadily on the average level of 4-5% monthly. If we reach our minimum fundraise goal on Wefunder we plan to increase our expenses on marketing and advertising.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Ivan Ablamskyi, certify that:

(1) the financial statements of Coppertino Inc included in this Form are true and complete in all material respects ; and

(2) the tax return information of Coppertino Inc included in this Form reflects accurately the information reported on the tax return for Coppertino Inc filed for the fiscal year ended 2017.

Ivan Ablamskyi
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://vox.rocks/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

INVEST IN COPPERTINO (VOX PLAYER)

maximum target met

$0

raised of $0 maximum target from 0 investors

High-res audio player and unlimited cloud music storage for the true music lover

Lossless files are to audio what 4K resolution is to video: crisp, high-quality recordings that make you feel like you're there in real life. Spotify and iTunes can't play these high-quality files, which forces users to listen to low-quality MP3s. As music lovers ourselves, the Coppertino team launched VOX Player to fill that void.

Ivan Ablamskyi
Founder and CEO
Named to Forbes 30 under 30 Ukraine.


Loop
iTunes
5
Alizée
The Hunting Party (Xbox Music...
Linkin Park
Rebel Heart Deluxe
Madonna

Listen to your favorites artist how it's meant to be listened.

Why you may want to invest

1. $27,000 in average monthly revenue.
2. 1.2M downloads of VOX for Mac.
3. 600K downloads of VOX for iPhone.
4. Founder Ivan Ablamskyi named to Forbes 30 under 30 Ukraine.
5. Nearly 3,000 VOX Premium subscribers.
6. 174k monthly Mac app users; 60k monthly iOS app users.

$ 100 min

REMIND ME (87)

What you are investing in

Future Equity (Wefunder SAFE)

~~$6M~~ **$5M** valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $5M valuation cap.

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $5M in the future.

Earning a return

Learn more about SAFEs

tech software entertainment mobile b2c music media music

Our Ambition

Last year, people spent $7.8 billion on digital music streams and downloads, most of which were compressed, low-quality MP3s. In an informal survey, we found that 75% of people could notice how much better a song sounds in a lossless format compared to an MP3. VOX will be the go-to platform to listen and store high-quality audio.

VOX_PitchDeck.pdf

https://vox.rocks

Wilmington, Delaware

Why I Like Coppertino (VOX Player)

> *The short version of this post: VOX is a music player with a beautiful interface and an elegant feature set. I love it.*



Brett Terpstra
ENGADGET.COM

THE BUZZ ABOUT COPPERTINO (VOX PLAYER)

> *The app supports all "lossless" and "lossy" file formats, it doesn't downscale your music, and it promises to offer crystal clear audio, too (even when playing compressed file formats).*

Joe White
AppAdvice

> *Vox is 100% focused on playing music—unlike iTunes.*

Charlie Sorrel
CultofMac

Vox 1.0 makes beautiful music

The short version of this post: Vox is a music player with a beautiful interface and an elegant feature set. I love it. Vox 1.0 was released today after being in public beta for a while. It's a free music player for Mac that was originally created as a developer's
October 24, 2017 @ engadget.com

VOX: Mac OSX Music Player

VOX: Mac OSX Music Player About the Reviewer, Other Reviews There are lots of audiophiles using Macs. I always found this ironic, as iTunes lacks audiophile features that other Windows OS players(ex.foobar2000) had. There certainly are other
October 24, 2017 @ head-fi.org

App: VOX

Introducing VOX™ - #1 Music Player for Mac invades iPhone! Listen to your favorite music now - in a simple & powerful way. Key features: - Introducing LOOP for VOX™. * Your personal and absolutely Unlimited music cloud storage. We don't compress any
October 2, 2017 @ carplaylife.com

Alternatives to iTunes: 5 Best Free Music Players for Mac OS X

For Mac users, iTunes is the undisputed king of media managment and playback. Every new computer comes with it pre-installed, and if you have an iPod, iPhone, or iPad, then you'll need it for syncing media and backing up your device locally. There
May 9, 2016 @ makeuseof.com



VOX Player gets a nice update adding support for the Apple Watch

VOX Player, the iOS version of the popular Mac application, has received a great update adding support for Cupertino's Apple Watch. As such, you can begin using the app to control your VOX library now using the new smartwatch, provided users
April 28, 2015 @ appadvice.com

Coppertino Launches New VOX Music Player for iPhone, LOOP Music Locker With Limited Time Discount

Last month we shared news of Coppertino's upcoming VOX Music Player for iPhone and its new LOOP music locker, and some MacRumors readers helped beta test the new products. As of today, Coppertino is launching the new LOOP music storage
April 15, 2015 @ macrumors.com

Vox Plays Any Music File on iOS, Streams Music from a New Music Locker

iPhone: Vox is one of our favorite music apps for Mac and today it's available for iOS alongside a new music locker service called LOOP. Mac: We were fans of Vox when it was originally released because it's a very minimal, but...
April 15, 2015 @ lifehacker.com

Vox Loop Music Locker - Unlimited & Lossless

http://images.computeraudiophile.com/graphics/2015/0327/thumb.pngCoppertino, the company who created the Vox music application for OS X, will soon be releasing what it calls the Loop Music Locker. The Loop Music Locker is pretty cool in that it's
March 27, 2015 @ computeraudiophile.com

Vox 2.1 with SoundCloud integration - BrettTerpstra.com

My favorite music player just got cooler. I've written about Vox here before, and covered the 1.0 release on TUAW. Version 2.1 is now available on the App Store. The new SoundCloud support in this fast and lightweight player is the biggest deal (to
August 2, 2014 @ brettterpstra.com

VOX 2.0 - BrettTerpstra.com

I wrote up the Vox 1.0 release for TUAW a little while back. It seems like it's only been a few months (it's been 6), but Vox 2.0 is already here. I love this powerful little music controller and have been using it as my main (non-Spotify/Simplify) player.
January 28, 2014 @ brettterpstra.com

Hands-on: Vox 2.0 player

On Tuesday, Coppertino is releasing Vox 2.0, a redesigned version of its free music player for OS X. I got a chance to try a nearly final version prior to launch, and I was happy to see some welcome changes to my default live-music player.
January 28, 2014 @ macworld.com

Vox Is a Powerful, but Minimal Music Player for Mac

Mac: It's no secret that iTunes is a bit of a bloated mess. If you're looking for something simpler, Vox is a music player that taps into your iTunes library, but doesn't come with nearly as much extra junk as iTunes.
August 6, 2013 @ lifehacker.com



VOX, The Minimal Mac Music Player | Cult of Mac

We all hate iTunes-it's the fashionable thing to do. The smarter amongst us have switched over to Rdio and Spotify or another streaming service, and use iTunes solely as a way to sync our iDevices.
August 6, 2013 @ cultofmac.com

VOX Player Lets You Hear Music the Way It Was Meant to Be Heard







You know how flat and low-quality standard video looks now that we have 4K and HD resolutions? In the audio world, MP3 files are like standard video. To hear crisp, high-quality songs, you have to listen to "lossless" files, but Spotify and iTunes can't play FLAC, a popular lossless audio format.

Our Innovation: Store and Listen to High-Quality, Lossless Audio in the Cloud


60 mb
27 mb
10 mb
Uncompressed music file (6min avg.)
Lossless file
mp3

Lossless files are made with sophisticated compression tools to shrink file size without losing any information. These files restore a song's quality upon playback so you hear songs the way they were meant to be heard.

VOX Premium Unlocks Unlimited Cloud Storage for the True Audiophile


Born In The Echoes
Go feat. Q-Tip
VOX Cloud
The Chemical Brothers
Born In The Echoes
Sometimes I Feel So Deserted

In November 2017, we launched VOX Premium, a subscription-based service. VOX Premium users get advanced audio features like Equalizer, BS2B, Hog Mode, Crossfade, Apple Audio Units, Unlimited Music Cloud Storage (former LOOP Cloud Storage), Worldwide Radio Base, and external audio devices support, such as Sonos. They all aim to enhance your listening experience with VOX Music Player. We offer monthly ($4.99/month), annual ($49.99/year), and two-year ($89.99/year) subscriptions.

VOX Premium Launched Only Three Months Ago

We've already made $70,000 from the subscription service.

2,360	$70,000	3.4%
VOX Premium subscribers	Revenue since Nov. '17 launch	Monthly user growth for VOX Premium

Our Progress So Far

2012

Ivan Ablamskyi Purchases Property Rights For Original VOX Music Player

August 2013

VOX Player Launches on Mac

We launch an enhanced music player that allows users to play lossless audio formats.

2014

Raised $200k in Equity Financing and $815k in Convertible Debt

Raised from AVentures Capital, Torben Majgaard, and TA Ventures.

May 2015

VOX Player Launches for iOS

Now VOX users can listen on an iPhone.

May 2015

LOOP for VOX Launches

LOOP allows users to store an unlimited number of songs in the cloud.

2016

VOX In-App Radio Launches

We designed a radio feature for listening to live shows, podcasts, news, or music on any radio station around the world.

November 2017

VOX Premium Launches

VOX Premium includes advanced audio features like music cloud, parametric equalizer, gapless playback, radio, and more.

2018

Launch VOX Premium on Android and Windows Devices

Let's Listen to Music the Way It Was Supposed to Be Heard

Dear Potential Investors,

Listening habits are continuously changing, so we created VOX to offer people easy access to their music in the best quality. Since its inception in 2013, we've been working on delivering the best audio player for all iPhone and Mac users. We designed the equalizer for better sound adjustment, and a music locker – VOX Music Cloud – to let people store their music online and not worry about their devices' storage. VOX supports most audio and playlist formats, and it features a set of advanced audio settings to meet everybody's needs. Our mission is to make high-resolution music accessible to everyone, everywhere, all the time.

Sincerely,

Ivan Ablamskyi

Traction

$27,000	1.2M	200,000	70,000
Average revenue per month	Downloads of VOX Player for Mac	Monthly active users on VOX Player for Mac	Monthly active users on VOX Player for iOS

**Source: IFPI, "Global Music Report of 2017," 2017.*

Founder



Ivan Ablamskyi

Founder and CEO

Named to Forbes 30 under 30 Ukraine.

AND THE REST OF THE TEAM



Julia Petrus

Marketing Lead

She's the soul of the team. Her guidance in marketing campaigns makes her our true guardian angel.



Eugene Moroz

Product Manager / Designer

The team's lighthouse. Eugene is the head controller of all our projects.



Olga Mykhailiuk

Finance & Business Analyst

Master of all things financial at Coppertino. Three years experience.



Andrey Semerun

Web Development Lead

Nothing is impossible, only difficult.



Stanislav Demianchuk

Web Developer

Works till the dawn and parties hard afterwards.



Sergii Tkachenko

Technical Lead

800 horsepower developer. He's a real slayer who loves coding, beer, and music.



Yura Nadopta

Quality Assurance

He's the last barrier to the invasions by the strongest bugs.

VOX Support

Customer Support

VOX Support

Raised $1,045,100From 0+ Investors

Adam Roxby | **Luis Moreno** | **Aleksandr Margolis**

Ran Guo | **Alirio Rincon N.** | **Tsvetan Radev**

Interview

Wefunder interviewed Ivan Ablamskyi on October 17, 2017.

– COLLAPSE ALL

WF: What is Coppertino?

ABLAMSKYI: Coppertino Inc. is a software company that creates applications for desktop and mobile devices. Our current product is VOX Music Player for Mac and iPhone. In November 2017, we rolled our other product, LOOP Cloud Storage, into a VOX Premium subscription. Our ultimate goal is to design a lightweight, yet fully-featured audio player that can play most popular audio file formats.

WF: What's wrong with all of the music apps available now?

ABLAMSKYI: The main problem is that music streaming services sacrifice audio quality in favor of convenience. But music isn't about convenience; it's about emotions. Music helps us get over a bad break up. The right tune can make your day from the earliest hours. It's not a service, but an art.

The latest advancements in audio engineering make it possible for everyone to listen to high-quality music. But current music streaming apps focus on the quantity, not the quality. For example, Spotify streams in the frequency range between 96 and 320 kbps in OGG Vorbis and AAC for the Web Player. The same frequency range is common for most music streaming services. The drawback is that such quality has little to do with what musicians, sound producers, and audio engineers were striving to create.

To compare with visual experiences, when there's a new video technology, like 4K, everybody wants it immediately. It's because people can clearly see the difference, while with music, it takes time to realize that everything you've been previously listening to has too many missing details. That makes it difficult to show the broader audience that there's much more to hear.

To solve this problem, we must improve the quality of two vital components: software and audio files. Coppertino's contribution is software, as our VOX Music Player accents high-quality playback. Regarding high-quality audio files, we would love to promote this knowledge through different channels. However, it's not our area of expertise.

WF: What are your next steps?

ABLAMSKYI: VOX works on two platforms – macOS and iOS (except iPad). Our plan for 2018 is to design a stable and well-performing app for Android, Windows, and iPad. Another side of our business development is a possible collaboration with hardware-producing enterprises, but only in marketing inquiries.

Distant plans include direct cooperation with record labels and sound producers. This will help deliver Hi-Res music to a larger number of listeners and make poor-quality audio a thing of the past.

WF: Who should care about the quality of their music streaming, and why? ^

ABLAMSKYI: Those who value the work of musicians and people who are related to sound engineering care about the quality of their music streaming. If providing music is more than some background noise, then welcome to the VOX community. The challenge we are facing is that people may not know that it's not about the audio file, software, or hardware taken separately, but rather how they all come together.

People are always telling me that better hardware is the only way to improve the sound quality. If you have an MP3 collection and listen to it through poor headphones or built-in iPhone speakers, there's no chance you will comprehend the whole beauty of a piece of music, whatever the file format is. High-quality music is pointless unless both components are of high quality.

Ten years ago, you could buy any pair of headphones for $10. Now, according to new industry research, the average price for regular headphones is $42.70. This means that people care more about the quality of the devices that play music than they care about the quality of audio files. When you're buying a car, you're more likely to prefer the one with a better sound system. The desire to listen to high-quality audio is a distinctly human trait.

WF: How are you able to provide a better listening experience? ^

ABLAMSKYI: Right now, we are working with music that our users already own in their personal libraries. Listeners want the best quality, so they buy or download high-resolution files and then need software to play it. VOX Music Player allows users to listen to Hi-Res audio files that other software cannot play. We're not the only player that can play Hi-Res audio, but the only one that comprises the following features:

- Support for most popular audio formats
- Advanced audio settings – BS2B, Hog Mode, SSR, Gap/Overlap, Onward Track Buffer
- Equalizer with 38 presets and 22 Apple Audio Units
- Integration with iTunes, SoundCloud, Spotify, Last.fm, and Youtube (only macOS)
- Unlimited music cloud to store as much music as users have
- 35,000 radio stations
- Aesthetic and user-friendly design

WF: What kind of responses have you gotten so far? ^

ABLAMSKYI: We conducted an experiment during the MacWorld Conference 2014. We wanted to find out if people could hear which songs were Hi-Res and which were MP3 using VOX Music Player. We'd use the same hardware, external audio card (DAC - AudioQuest DragonFly), and Audio-Technica ATH M40X headphones. It turned out that 75% of people can tell the difference between Hi-Res audio and MP3.

Macrumors, Head-Fi, and iDownloadBlog have written brief reviews about VOX Music Player, but they all are outdated. Since the release of VOX Premium, there have been no major reviews by a third-party publishes or e-zines.

WF: When did you launch and how are you measuring progress? ^

ABLAMSKYI: There are two stories to tell here: one for VOX Player and another for Coppertino as a company. Coppertino was established to make various utility software for macOS when Apple announced Mac App Store. Coppertino developed a few software applications featured in the App Store. All of them were a commercial success because they got the attention of big software enterprise. Our former products were:

· Focus – A photo editing app that adds depth of view to your photos. Acquired by MacPhun.

· Wallpaper Wizard – A catalog of unique wallpapers for Mac. Acquired by MacPaw Inc.

· Forismatic – An app that put inspirational quotes in the background of your desktop. Discontinued.

We were striving to enter a new market, and I thought about the music industry. I'm a music lover, and I always keep my eyes peeled for new technologies in the industry. I learned about a music player called VOX. Back then, it was a small music player developed by an Italian guy named Alessio Nonni. It was only a project for school, so after graduating, Alessio stopped supporting it. I talked to him and asked if it would be possible for me to relaunch the player in exchange for shares of our company.

In 2013, the technologies Alessio used to design VOX were outdated. We decided to start over using modern approaches. After we spent a half year redeveloping, we launched VOX Player for Mac in August 2013.

When we launched, our main metrics were the number of downloads and active user. We got great feedback from our users in the Mac App Store and the iOS store. For VOX for iOS metrics are the same. When we launched LOOP Music Cloud, its metrics were: number of active users, trial users, paid users, conversion rate, and customer lifetime value.

WF: What is your plan for drawing in customers already comfortable with another music app?

ABLAMSKYI: According to the IFPI reports, download revenues make up approximately 40% of the total digital revenue. Despite a 20.5% decrease in download revenues in from 2015 to 2016, there are a still lot of people who prefer buying music rather than streaming. For us, there are enough people to keep focusing on those who prefer high-quality downloads.

These audiophiles are our target audience. They understand the importance of software and hardware for the best listening experience. To make them use VOX instead of other music apps, we're planning to:

1. Ease the migration process, i.e., make it possible for users to quickly transfer their music library to VOX Music Player from another music app.

2. Increase the number of supported third-party hardware. Currently, VOX supports Sonos, AirPlay, CarPlay, and DACs. Our nearest plans include Chromecast and DNLA devices.

3. Implement more advanced audio settings – ReplayGain, Integer Mode, Integer Mode, and Tempo/Pitch for macOS (already present in VOX for iOS).

4. Add more third-party music services for users to be able to access all of them using VOX Music Player. Currently, these services include SoundCloud and Spotify.

WF: What will it take to educate people about their music behavior?

ABLAMSKYI: We first have to work with the artists themselves. The artists will be our advocates for a higher quality sound. When artists create their music, they try to incorporate all of their emotions and struggles. It's natural that they would want listeners to hear their creation in the highest possible quality. Once we have support from three well-known artists who admit the importance of Hi-Res sound, consumers will be encouraged to give it a shot. You can see the power of a celebrity endorsement with Dr. Dre's endorsement of Beats and Jay-Z's endorsement of Tidal. These products are successful because they are supported by famous artists who promote high-quality devices and audio files correspondingly.

We are also interested in cooperating with Sony. They produce lots of high-quality player hardware. I believe that the combination of our software and their hardware can have positive results.

WF: Do you have plans to build a music library for VOX?

ABLAMSKYI: No. Our users listen to the digital music they own. They can also stream from SoundCloud and their personal Spotify library. We don't plan to enter the streaming market because doing so is expensive and cumbersome.

WF: How does your service affect artists and the money they are able to make from their music?

ABLAMSKYI: According to the IFPI 2017 report on the state of the music industry, digital share of global revenues accounted for 50% of total revenues, compared to 34% for physical sales. Although streaming makes up 60.4% of the total digital revenues, artists get low royalties, and still make most of their money from live performances.

Selling music directly to customers isn't an option for us. I believe that building a platform where artists can get a direct response from their audience, or have access to their fan base, will be great for both listeners and artists. Our main goal is to create opportunities for artists. I want to make music affordable, but not completely free. Say the MP3 file is free, and if users like some song, they can purchase it in High-Quality and support the artist directly.

WF: Why are you raising money now?

ABLAMSKYI: We are trying to build up the community. The big music labels still exist, and they will always try to fight over content with even small companies like ours. That's why we are trying to build on our current product and not on future products. Our current products are a stable source of cash flow and stable channels to acquire more users. They are also a good place to educate music fans about high-resolution audio and music quality.

We are already doing some of this. We have a small budget for this that allows us to do some outreach quickly and efficiently. We are raising money to open up more marketing resources and reach additional people.

WF: How are you measuring your growth?

ABLAMSKYI: We are measuring growth using two different metrics. The first one is the revenue for paid service – VOX Premium. The second one is the growth of our audience. Our paid customers grow at 7-10% a month. Our active users grow at about 2-3% per month. All downloads and users come from organic channels, Google search, reviews, word of mouth, and promotions on social media. We also use paid channels – Google AdWords and Facebook ads.

WF: What is your dream for VOX?

ABLAMSKYI:

I dream big. I want people to associate listening to music with VOX. I want every device to have the VOX app. I want to see our logo in every music shop. VOX should be synonymous with high-quality music. When people see something with a VOX logo – a music app, a vinyl record, a new set of headphones, or a magazine – I want them to believe that it means a high-quality product or content.

Creating a platform that can unite music lovers, artists, record labels, and music distributors isn't too far-fetched. Add some high-quality software, and you get a perfect ecosystem for a music listening experience.

WF: What could get in the way of your dream that worries you the most?

ABLAMSKYI: Our main concerns are:

1. People may get satisfied with low-quality streaming services. If that happens, the audio player as a kind of app will become extinct. But, I believe this is a very unrealistic scenario.

2. If streaming becomes more popular than physical media and digital download, we can lose our target audience. Therefore, VOX would be irrelevant.

3. A lack of financial support may lead to the slow implementation of our goals and therefore, disgruntled customers.

WF: Who is on your team?

ABLAMSKYI: Our team consists of eleven people.

I embody two functions – CEO and CTO. Apart from technical and managing tasks, I make sure everyone is comfortable with their job. Although all major decisions are up to me, I always take advice from each member of the team as I highly value their point of view and take into account their proficiency in their areas.

The team lead is literally the technical father of VOX. He implements new features and improves the player to bring our users the best listening experience. He has 12 years of experience, four of which we have worked together side-by-side. When we get feedbacks that 'VOX works great' – all credit goes to him.

The backend engineer is our web leader. Thanks to him, our customers can easily interact with everything that's happening on the web outside our website – payment systems, VOX Music Cloud and everything on the server side. He has eight years web development experience, which makes him extremely valuable. His knowledge and approaches to finding solutions help us save time to solve any issue.

The frontend engineer deals with the visible part of the web. He is the one who made our website a whole system, and well as everything behind the vox.rocks domain. He has two years of experience, and his performance is growing exponentially. All interactions between users and the web are smooth thanks to him.

The QA engineer makes sure VOX works great, and web interactions aren't interrupted by any kind of bugs. With four years of experience, he can predict all possible problems that may occur and prevent them in advance. Also, he picks what we are listening to every day in the office!

The head of marketing does all the work promoting VOX. With six years of experience, she nails all advertising campaigns, gathers analytics and draws conclusions to understand our further steps.

The business developer comes with all bright ideas regarding the expansion of VOX. Ten years of experience in advertising & marketing allow him to know everything that's happening in the business world and how to utilize this knowledge best. He is the principal person when it comes to establishing new business relationships or dealing with customers.

The product manager -- a.k.a. the project manager -- is the gear of our team. Seven years of experience made him a cross-disciplinary professional. He sets the communication within the team, knows everything about VOX as a product, and performs all design-related tasks.

The copywriter writes everything that users see in the app, the website, and social media. With four years of experience, he can deliver any message to our users and investors so they have no questions afterward. His skills help us improve communication and make sure there's only relevant information out there.

The support engineer knows how to deal with any kind of users, both happy and not. Thanks to him, all user's problems are solved within a short period. Five years of experience let him clearly see what users want and how to tackle their issues.

The finance/business analyst assures that our finances are used properly and with no redundant expenses. She has three years of experience and she is the financial monster of VOX. She provides financial analytics as well as predictions regarding our future incomes and cost.

Our team is more than a group of professionals. All of us are passionate music lovers, so each of us believes in what we do.

WF: Who are your competitors? ^

ABLAMSKYI: Our direct competitors are Audirvana and JRiver. Both players work with macOS and offer support for Hi-Res audio formats. But, Audirvana and JRiver are designed for people who are proficient in technical nuances of audio processing. Unless a user has such knowledge, it can be complicated to understand what is what.

VOX excels because it features audio settings that are easy to use for average music lovers who simply want to improve the overall sound quality but don't have in-depth knowledge of sound processing. VOX suits a broader audience.

Apart from these apps, people tend to compare VOX to streaming services – Spotify, Apple Music, and TIDAL – which is incorrect. We are a player, and those are online streamers. It's like comparing cinemas to Netflix.

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Viacheslav Husarov Jul 10

Hi guys, are there any updates regarding lifetime premiums for 500+ investors? I do not see any updates to my free profile. Thanks



Olga Mykhailiuk Finance & Business Analyst EMPLOYEE Jul 12

Hello Viacheslav, we are working with Wefunder to finalize contracts with investors. Once that's done we will send e-mails to all our investors of how to obtain their perks! Thank you!

Sebastian Boldsen May 18

Will you be making the same kind of Album view available in the Collections as it is in the library soon? It would be a very nice simple way to use the collections feature to divide your library into sub-sections (such as genre, periods and so on), without losing the overview. Right now there is only track view, without the ability to sort anything, which makes that kind of usage impossible. Oh yeah, and VOX is awesome!



Olga Mykhailiuk Finance & Business Analyst EMPLOYEE May 21

Hello Sebastian, yes, we have adding this view feature planned for this year. Thank you for kind words!

MORE QUESTIONS

RISKS

1 There is a risk that the Company may fail to increase the number of paid customers as there are indirect competitors such as Apple Music and Spotify. This risk is dependent of the ability to acquire user by educating him of what is hi-res audio and why VOX is a unique service.

2 We are using a SAFE agreement for this offering. The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Coppertino (VOX Player) is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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